Securities and Exchange Commission ("SEC") Forms 3, Form 4 and Form 5 and Application for EDGAR Access (Form ID) Confirmation of Authority to Sign



Pursuant to Instruction 7 to SEC "Form 3 - Initial Statement of Beneficial Ownership of Securities", "Form 4 - Statement of Changes in Beneficial Ownership" and "Form 5 - Annual Statement of Beneficial Ownership of
Securities" the undersigned  being an officer of Barings BDC, Inc.
(the "Issuer"), hereby appoint and designate Jessica Restivo, Ann
Malloy, and Melissa LaGrant each as my true and lawful attorneys in fact with full power to (a) apply for access to the EDGAR filing system in my name and (b) sign for me and file with the SEC, the New York Stock Exchange and the Issuer said SEC Forms 3, 4 and/or 5 with respect to shares of the Issuer purchased or sold by the undersigned or any other change of beneficial ownership relating to equity or derivative securities of the Issuer required to be reported by the undersigned.

This Power of Attorney shall remain in full force and effect until I earlier revoke it in a signed writing delivered to the attorneys-in-fact.




By:	Thomas McDonnell
Title:	Vice President of Barings BDC, Inc.

Date:   April 26, 2019